Exhibit 99.1

Yum China Outlines “Fortifying Resiliency, Accelerating Growth” Strategy at 2021 Investor Conference

Accelerating store network expansion, aiming for 20,000 stores as the next milestone

Widening strategic moat in digital and supply chain to enable accelerated growth

Long-term potential for high single to double digit system sales, operating profit and EPS growth

Shanghai, China (September 22, 2021) - Yum China Holdings, Inc. (the “Company” or “Yum China”) (NYSE: YUMC and HKEX: 9987) today will host its 2021 virtual investor day. At the event, Yum China’s Chief Executive Officer Joey Wat and other members of the Yum China management team will share the Company’s drivers of resiliency and strategies for long-term growth.

Joey Wat commented, “Yum China has been demonstrating its resiliency and agility during the pandemic. Our core brands KFC and Pizza Hut responded quickly to the situation and delivered solid results over the past 18 months. As we manage risks in the short term, we see plenty of opportunities to grow quickly. We are accelerating our store network expansion to reach our 20,000 store milestone. We will drive growth from our core brands, as well as emerging brands such as Lavazza, which we aim to grow to 1,000 stores by 2025. We will widen our strategic moat by investing in digitalization and supply chain, our key growth enablers. We are committed to and confident in achieving sustainable long-term growth.”

Investor Day Highlights

KFC: Resilient Business with Rapid Store Expansion

KFC’s resiliency is reflected in its solid results during the pandemic. The brand has been relentlessly focusing on good food, an online and offline seamless customer experience and operational excellence. As the customer base continues to grow, KFC is aggressively innovating to include more menu options, such as juicy whole chicken, beef burgers and fruity tea. The brand is also driving vigorous growth in off-premise sales and launching packaged foods to capture the at-home consumption trend. Building on its vast membership of over 305 million members, KFC is leveraging digital tools to engage members more effectively. Looking forward, KFC will continue to expand its store network by utilizing distinct store models to increase store density in existing cities and further penetrate into lower tier cities.

Pizza Hut: We are Back!

Pizza Hut’s revitalization program has significantly improved fundamentals and yielded great results in first half 2021 with system sales and operating profit growth. The brand will focus on sharpening its 4-pillar strategy to make the business more resilient going forward. Foremost is strengthening its leadership in the pizza and steak categories with great value for money. Second, driving sales via multiple channels, including not just dine-in and delivery, but also takeaway and packaged foods. Third, improving the digital experience for customers while broadening its member base. Finally, accelerating new store openings by focusing on smaller store formats such as the satellite model, which has proven successful and is delivering a healthy payback period of approximately 2 to 3 years.

Make Coffee a Meaningful Part of Yum China

Rapid same-store sales growth at COFFii & JOY and the early success of Lavazza reaffirm the Company’s belief in the potential of the coffee market in China. COFFii & JOY is positioned to attract younger consumers with its artisanal coffee and small store format. Lavazza offers a premium and authentic Italian coffee experience. Yum China and the Lavazza Group, the world-renowned family-owned Italian coffee company, will accelerate the expansion of the store network in China through their joint venture, targeting to open 1,000 Lavazza stores by 2025. The joint venture is also expected to be Lavazza’s exclusive distributor in mainland China to introduce more products from Lavazza’s portfolio.

Digitally Transforming Store Operations

Digital and technology initiatives have been supporting business growth. Our digitalization along with automation, the Internet of Things and artificial intelligence (AI) work together to enhance food safety, replace manual work and improve overall store efficiency. The “Super Brain,” an end-to-end AI-enabled system, integrates data from store operations and aids the decision making of restaurant general managers. Yum China will continue to invest in digital to drive operational excellence and create a seamless experience for customers.

Next Generation Supply Chain

Yum China’s proprietary and world-class supply chain is one of its key growth enablers. The network of 33 logistics centers and consolidation centers deliver to stores across more than 1,500 cities and is ready to support further expansion. Yum China is actively using automation and intelligent technologies to make step-change improvements in supply chain traceability and productivity. To keep pace with business needs, Yum China has earmarked $1 billion of investment over the next five years for: 1) expanding the logistics network to 45 to 50 logistics centers and consolidation centers, 2) supply chain digitalization, and 3) sustainability initiatives.

Capital Allocation Plan

The Company plans to increase capital expenditures to approximately $5 billion to $6.5 billion in the aggregate over the next five years to support organic growth. Most of the capital expenditures will be allocated to accelerate growth in our core brands, remodel stores, scale up our emerging brands and enhance supply chain and digital infrastructure.

Long Term Potential

Over the long term, Yum China sees the potential to achieve high single-digit to double-digit percentage system sales growth, operating profit growth and earnings per share growth, all measured before foreign exchange impact and special items.

Webcast and Presentation Materials

A webcast of the virtual Investor Day as well as the presentation materials will be available at https://2021investorday.yumchina.com.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. We intend all forward-looking statements to be covered by the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements generally can be identified by the fact that they do not relate strictly to historical or current facts and by the use of forward-looking words such as “expect,” “expectation,” “believe,” “anticipate,” “may,” “could,” “intend,” “belief,” “aim,” “plan,” “estimate,” “target,” “predict,” “project,” “likely,” “will,” “continue,” “should,” “forecast,” “outlook” or similar terminology. These statements are based on current estimates and assumptions made by us in light of our experience and perception of historical trends, current conditions and expected future developments, as well as other factors that we believe are appropriate and reasonable under the circumstances, but there can be no assurance that such estimates and assumptions will prove to be correct. Forward-looking statements include, without limitation, statements regarding the future strategies, growth, business plans, investment, dividend and share repurchase plans, earnings, performance and returns of Yum China, anticipated effects of population and macroeconomic trends, the expected impact of the COVID-19 pandemic, the anticipated effects of our innovation, digital and delivery capabilities and investments on growth and beliefs regarding the long-term drivers of Yum China’s business. Forward-looking statements are not guarantees of performance and are inherently subject to known and unknown risks and uncertainties that are difficult to predict and could cause our actual results or events to differ materially from those indicated by those statements. We cannot assure you that any of our expectations, estimates or assumptions will be achieved. The forward-looking statements included in this press release are only made as of the date of this press release, and we disclaim any obligation to publicly update any forward-looking statement to reflect subsequent events or circumstances, except as required by law. Numerous factors could cause our actual results or events to differ materially from those expressed or implied by forward-looking statements, including, without limitation: whether we are able to achieve development goals at the times and in the amounts currently anticipated, if at all, the success of our marketing campaigns and product innovation, our ability to maintain food safety and quality control systems, changes in public health conditions, including the COVID-19 pandemic and regional outbreaks caused by existing or new COVID-19 variants, our ability to control costs and expenses, including tax costs, as well as changes in political, economic and regulatory conditions in China. In addition, other risks and uncertainties not presently known to us or that we currently believe to be immaterial could affect the accuracy of any such forward-looking statements. All forward-looking statements should be evaluated with the understanding of their inherent uncertainty. You should consult our filings with the Securities and Exchange Commission (including the information set forth under the captions “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q) for additional detail about factors that could affect our financial and other results.

About Yum China Holdings, Inc.

Yum China Holdings, Inc. is a licensee of Yum! Brands in mainland China. It has exclusive rights in mainland China to KFC, China's leading quick-service restaurant brand, Pizza Hut, the leading casual dining restaurant brand in China, and Taco Bell, a California-based restaurant chain serving innovative Mexican-inspired food. Yum China also owns the Little Sheep, Huang Ji Huang, East Dawning and COFFii & JOY concepts outright. In addition, Yum China has partnered with Lavazza to explore and develop the Lavazza coffee shop concept in China. The Company had 11,023 restaurants in over 1,500 cities at the end of June 2021. Yum China ranked # 363 on the Fortune 500 list and was named to TIME100 Most Influential Companies list in 2021. Yum China has been named the Industry Leader for the Restaurant & Leisure Facilities Industry in the 2020 Dow Jones Sustainability Indices. In 2021, Yum China was named to the Bloomberg Gender-Equality Index and was certified as a Top Employer 2021 in China by the Top Employers Institute, both for the third consecutive year. For more information, please visit http://ir.yumchina.com.

Investor Relations Contact:

Tel: +86 21 2407 7556

IR@YumChina.com

Media Contact:

Tel: +86 21 2407 7510

Media@YumChina.com

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